Exhibit 10.9

PRIVATE & CONFIDENTIAL

Our Ref	:	MME2/PCPL/ZY/DW/2021/ls
Date	:	4 February 2021

Premium Catering Private Ltd. (the “Borrower”)

UEN : 201207882E

6 Woodlands Walk

Singapore 738398

Dear Sirs

BANKING FACILITIES

RHB Bank Berhad (the “Bank”) is pleased to offer you the following Banking Facilities (“Banking Facilities”) on the terms and conditions set out in this Facility Letter (the “Facility Letter”) and in the Bank’s Standard Terms and Conditions Governing Banking Facilities (“Standard Terms”, which term includes such terms and conditions as amended, supplemented or replaced by the Bank from time to time).

This Facility Letter shall comprise:

(a) Part A: General Banking Facilities

(b) Part B: Terms & Conditions Governing The Banking Facilities

(c) Part C: Conditions Precedent and Conditions Subsequent

(d) Part D: Acceptance

(e) Standard Terms (STC_Facilities_2021-01)

In this Facility Letter, except where the context othenwise requires or unless the terms of this Facility Letter expressly provide othenwise, words and expressions defined in the Standard Terms shall have the same meaning when used or referred to in this letter.

In addition to the terms and conditions appearing in Pail A of this Facility Letter, the Banking Facilities shall be governed by the terms detailed in Part B of this Facility Letter.

In the event of any conflict or discrepancy between the terms and conditions in this Facility Letter (whether Pail A or Pail B) and the Standard Terms, the terms and conditions in this Facility Letter shall prevail.

RHB Bank Berhad (uen S99FC571OJ)	Premium Catering Private Ltd.
(6171-M Incorporated in Malaysia)	V4WCLTBLApr-20
T 1800 323 0100 WWW.rhbgroup.com.sg

Together We Progress

PART A: GENERAL BANKING FACILITIES

1.	Banking Facilities

Facility Limits granted to Borrower - Committed1

Type(s) of Facility -Committed	Facility Limit(s)

Term Loan (“TL”):

a) Temporary Bridging Loan (“TBL”) under the Enterprise Finance Scheme (“EFS”)	SS500,000.00

Total Facility Limits - Committed	SS500,000.00

The terms committed and uncommitted facilities (where applicable) as used in this Facility Letter shall be as defined or categorised for the time being by the general banking industry of Singapore.

2.	Fees

Type(s) of Facility
TBL

A Facility Fee of SSI,000.00 shall be payable upon acceptance of this Facility Letter.

Cancellation Fee : Any undrawn TL shall be cancelled at the end of the Availability Period and the amount that is undrawn or cancelled shall be subject to a cancellation fee of 2.00% of the cancelled amount after the acceptance of this Facility Letter.

3.	Securities

3.1	The Banking Facilities and all moneys and liabilities (whether actual, contingent or otherwise) owing or payable by you from time to time shall be secured by the following in form and substance satisfactory to the Bank:

i.	A joint and several personal guarantee for all moneys owing to be provided by Gao Lianquan, Tong Teck Chye (Dong Decai) and Liu Sijian (the “Personal Guarantor(s)”) and substantially in the form enclosed. This personal guarantee shall be executed either before one of the Bank’s officers or an advocate and solicitor.

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4.	Pari Passu Ranking

You shall ensure that all obligations and liabilities under tliis Facility Letter shall at all times rank ahead of or otherwise at least pari-passu in all respects with, all your other present and future unsecured and unsubordinated obligations and liabilities to other creditors.

5.	Covenants

i.	Upon the request of the Bank or upon the occurrence of any event of default, you shall forthwith execute in the Bank’s favour a mortgage, charge, lien, pledge or such other form of security as the Bank may require over any of the Borrower’s assets on such terms as the Bank may require for the due payment of moneys from the Borrower to the Bank.

6.	Representation

i.	Each Obligor shall be deemed to have made the representation as set out in the Standard Terms. The obligations of the Bank in relation to each utilization/drawing/rollover will be subject to those representations which are repeated, remaining true and accurate when repeated as at the date of each utilisation request, the first day of each Interest Period and the date of execution of each security document. The representations are deemed to be made by reference to the facts and circumstances then existing at all times and shall remain in force from the date of the acceptance of this Facility Letter for so long as any amount is outstanding under this Facility Letter.

ii.	You represent and warrant to the Bank that

(a)	all information provided in the EFS application form submitted for the loan are true and correct and that you have met and complied with all eligibility criteria;

(b)	you have not withheld/distorted any material facts. The Bank shall be entitled to withdraw the Banking Facilities and recover immediately from you any amount that may have been disbursed together with interest thereon including penalty interest and any other legal fees and expenses incurred by the Bank in the event that any of the information provided by you were misleading or false;

(c)	you have not defaulted (in arrears for more than three (3) months) on any existing banking facilities (if applicable) for the past six (6) months; and

(d)	you are free from any litigation and that the Banking Facilities is to finance legitimate business expenses.

You undertake that you shall not make an application for the same Banking Facilities as herein granted if this Facility Letter has not been accepted, or within one (1) month from the acceptance of this Facility Letter.

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7.	Assignment

The Bank may at its absolute discretion assign all or part of its rights or transfer by novation any of its rights and obligations under this Facility Letter and/or any other supplementary Facility Letters to any person, corporation or governmental authority or any entity without notice to or consent from you.

8.	Other Terms and Conditions

i.	The legal and security documentations required herein are to be completed within ninety (90) days from the date of acceptance of this Facility Letter or any extended date as the Bank may agree at its absolute discretion.

ii.	The extension of the Banking Facilities incuding the limit available shall at all times be subject to the approval from Enterprise Singapore and compliance of any terms and conditions as may be imposed by Enterprise Singapore including the sharing of security or collateral on pari passu basis.

iii.	In the event any security or collateral is provided to the Bank to secure any other facilities granted by the Bank to you for purpose of your working capital (‘other banking facilities’), the proceeds of such security or collateral upon liquidation or sale thereof shall be used to settle the other banking facilities and the facilties granted herein on pari passu basis.

iv.	You consent to the Bank disclosing any of your information to Enterprise Singapore and further agree to allow Enterprise Singapore and or its representatives from time to time to examine and make copies of all your record with the Bank relating to the Banking Facilities granted herein.

v.	You shall maintain a minimum month-end balance of no less than S$ 100,000.00 in your current account with the Bank.

9.	Governing Law

Tins Facility Letter and all matters (including the settlement of any dispute) arising out of or in connection with this Facility Letter (including a dispute regarding its existence or validity) (“Dispute”) shall be governed by and construed in accordance with the laws of Singapore. You irrevocably agree for the benefit of the Bank that the courts of Singapore shall have exclusive jurisdiction to hear, determine and settle any Dispute and, for such purposes, irrevocably submit to the exclusive jurisdiction of the courts of Singapore and waive any immunity or objection which you may now or hereafter have to the courts of Singapore being the forum to hear, determine and settle any Dispute and agree not to claim that any such court is an inconvenient or inappropriate forum.

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10.	Acceptance

a)	On your acceptance of this Facility Letter, you accept and agree that you will bear all costs, fees, expenses and other charges, legal or otherwise, including the stamp duty, cause book search fees and the Bank’s solicitors’ costs in connection with the preparation, execution and registration of all documents (including security documents) required by the Bank and the realisation or enforcement of any of the Bank’s rights herein or under any of the security documents. This clause shall be effective notwithstanding any cancellation or revocation of any of the Banking Facilities at anytime after acceptance of this Facility Letter.

b)	Please confirm your acceptance of this Facility Letter and the Banking Facilities based on the foregoing terms and conditions by signing on the Acceptance and Confirmation and returning to us the Acceptance and Confirmation on the duplicate of this Facility Letter within fourteen (14) days (or such other period as may be extended in writing from us) from the date hereof (“Expiry Date”), together with, if applicable, a certified true extract of your Board Resolutions and Constitution, after which date, this offer shall automatically lapse.

c)	If you sign and return to us the duplicate of this Facility Letter after the Expiry Date, you shall be treated as having made a counter offer to us on the terms and conditions contained herein. We may at our sole discretion accept but shall be under no obligation to accept said counter offer. Upon our written acceptance of said counter offer, we will make available the Facility(ies).

All capitalised terms in this Facility Letter which are not defined shall have the same meaning and construction as those capitalised in the Standard Terms.

Should you have any queries, please do not hesitate to contact your Relationship Manager at telephone no : 6704 0450.

Yours faithfully

For RHB Bank Berhad

/s/ Zhang Yuan	/s/ Tan Poh Ling
Zhang Yuan	Tan Poh Ling
Relationship Manager	Business Head
Commercial Banking	Commercial Banking

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PART B: TERMS & CONDITIONS GOVERNING THE BANKING FACILITIES

(a)	Temporary Bridging Loan (“TBL”) under the Enterprise Financing scheme (“EFS”)

Facility	TBL (hereinafter referred to as “TL”)

Amount	S$5 00,000.00

Purpose	To finance the Borrower’s working capital. The Bank shall be under no obligation to ensure that the drawings under the TL are applied for the approved purpose.

Availability Period	Upon compliance and satisfactory fulfillment of all conditions precedent and there being no event of default or potential event of default, the TL shall be released in one lump sum within six (6) months from the date of this Facility Letter subject to satisfactory completion of security documents or any extended period as the Bank may agree, no later than 6 months from the date of acceptance of this Facility Letter.

Drawdown	Subject to the Borrower satisfying all Conditions Precedent and giving five (5) Business Days’ prior written notice in the form set out in Annex A (Drawdown/Rollover Notice) or otherwise substantially similar but satisfactory to the Bank. Such written notice of drawdown is irrevocable and the Borrowers) are obliged to utilise the amount stated in the notice on the date specified therein.

Interest Rate

At 2.50% per annum with monthly rests.

Interest charged on the TL will be calculated on the number of days in a month based on a 365day year for TL denominated in Singapore Dollars.

Before the commencement of the monthly instalments, the Borrower shall pay interest at the rate specified on the last day of the month of the first drawdown of the TL.

No part of any instalment to be paid by the Borrower or any other payments which the Borrower may make to the Bank shall be deemed to be repayment of principal until all interest due or deemed to be due to the Bank shall have been paid.

Default Interest Rate

3.50% per annum above the prescribed rate stated in the Facility Letter on the amount in arrears. The amount is payable from the due date until the Bank receives payment of all arrears.

On the occurrence of any event of default or upon the Bank recalling the TL or the Banking Facilities, the Bank shall be entitled to charge interest on the whole amount outstanding and owing at the rate of 3.50% per annum above the prescribed interest rate stated in the Facility Letter or at any other rate as the Bank or Enterprise Singapore may determine from the date of recall or due date until the Bank receives payment of all amount outstanding and owing to the Bank,

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Repayment	The TL shall be repaid together with interest thereon by 60 monthly instalments or by such other instalments as may be specified or fixed by the Bank from time to time.

Repayment of the TL shall be by way of monthly instalments comprising of principal and interest calculated based on the amount of the TL and over the remaining duration of the TL.

The first (1st) payment of interest shall be paid on the last day of the month in which the TL or part thereof is disbursed.

Thereafter, the next payment of interest shall be paid on the last day of the subsequent month together with the first (1st) payment of principal, and thereafter, the subsequent payment of both interest and principal shall be paid on the last day of each and every succeeding month until the principal and all monies due to the Bank under the TL facility have been fully paid.

If the interest rate(s) applicable to the TL is/are revised, you shall pay such increased or reduced monthly instalments based on the new interest rate(s) with effect from such date(s) as we shall inform you.

The Bank shall advise the Borrower of the instalment payments and interest payable.

Partial Prepayment Fee	1.50% on the prepaid amount in excess of 20% of the original loan amount if prepayment is made within two (2) years from the date of first drawdown of the TL (the “Locked In Period”).

Partial Prepayment

The Borrower may at any time by giving the Bank one (1) month’s notice in writing prepay in part the moneys then owing to the Bank under the TL, provided that any partial prepayment amount shall be not less than S$10,000.00 or in integral multiples of S$10,000.00 or any other amount as the Bank may in its absolute discretion accept.

All partial prepayment shall be applied towards the repayment of the instalments of the TL in the inverse order of their maturity provided that the acceptance of such lesser amount as aforesaid by the Bank shall in no way entitle the Borrower to a reduction in the amount of any instalment but only to a reduction in the number thereof.

All amounts prepaid shall not be available for redrawing.

A notice of prepayment once received by the Bank shall not be revocable by the Borrower.
Redemption Fee	2.00% of the original loan amount if the loan is fully repaid within the Locked In Period.

Redemption	The Borrower may at any time by giving the Bank three (3) months’ notice in writing or by paying three (3) months’ interest in lieu of notice, repay the whole of the moneys then owing to the Bank under the TL.

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PART C: CONDITIONS PRECEDENT

Subject to such further conditions as may be set forth in the Standard Terms and in the security documents, the conditions precedent will include:

i.	This Facility Letter along with other forms of security documents duly executed and initialled, in addition to other documents named herein to be delivered in form and substance satisfactory to the Bank prior to first drawdown;

ii.	Documentation satisfactory in form and substance to the Bank and our counsel and containing such provisions as are customary including but not limited to those pertaining to proper incorporation, corporate resolutions, ranking, illegality and increased costs;

iii.	Where the Borrower and/or Obligor is a body corporate: (a) Certificate of Incorporation as well as the latest Constitution, certified as a true copy by any director or company secretary and (b) an extract of the Board Resolution (where applicable) in form and substance satisfactory to the Bank, certified as true copies by two directors or by a director and the company secretary unless the Constitution provides for certification by a director or the company secretary singly;

(where deemed by the Bank or its solicitor’s to be necessary or expedient) a copy of the shareholders’ resolution of the Borrower and/or Obligor approving and authorizing tire acceptance of this Facility Letter and the Banking Facilities and the provision of security for the Banking Facilities and the execution and delivery of the transaction documents;

Where the Obligor is an individual: a certified true copy of that Obligor’s identity card or valid passport;

iv.	evidence that all fees, costs and expenses due from the Borrower have been paid or will be paid by the first utilisation date;

v.	evidence that all filings, registrations and other actions necessary or in the opinion of the Bank desirable to protect the Securities have been completed;

vi.	evidence that the SGD Quad account(s) has/have been opened by the Borrower with the Bank; and where applicable, a duly executed standing instruction for the servicing of loan instalments and payments of interest, charges, expenses and costs;

vii.	evidence that there is no bankruptcy, judicial management or winding up (whether voluntary or compulsory) petition/proceedings or order made against the Borrower or any other Obligor, the Borrower or any other Obligor has not entered into any statutory or other arrangement (voluntary or otherwise) or composition for the benefit of creditors generally and that no statutory demands have been made against and no receiver(s) have been appointed in respect of the Borrower or any other Obligor;

viii.	No default or event that with the passage of time could give rise to an Event of Default under the Banking Facilities;

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ix.	Where the Borrower is a body corporate: a copy of any other authorisation, consent, approval, permit, waiver, resolution, license, exemption, filing, notarisation, order, lodgement or registration or other document, opinion, or assurance reasonably required by the Bank in connection with the entry into and performance of the transactions contemplated by this Facility Letter for the legality, enforceability or admissibility in evidence of this Facility Letter;

x.	Receipt of Safe Distancing Guidelines Declaration Form;

xi.	if applicable, written notice in the form set out in Annex A (Drawdown/Rollover Notice) or otherwise substantially similar but satisfactory to the Bank.

The Banking Facility will be made available for your utilisation upon the fulfilment of the following conditions precedent:

i.	the Bank shall have received your acceptance of this Facility Letter within the time prescribed or any extended time period as the Bank may agree in writing;

ii.	the Bank has received Enterprise Singapore’s approval for the Banking Facility granted or to be granted to you on the terms and conditions set out herein;

iii.	all the conditions precedent stipulated in the Standard Terms shall have been received or otherwise complied with to the satisfaction of the Bank;

iv.	all terms and conditions precedent as may be stipulated by Enterprise Singapore shall have been complied by you.

You shall provide any other document(s) as may be required by the Bank from time to time and adhere to and abide by all other conditions precedents as the Bank may in its sole and absolute discretion impose.

CONDITIONS SUBSEQUENT

i.	Documentary evidence that you have established a GIRO-link facility with a financier for the purpose of servicing the TL within 2 months from the date of first drawdown of the TL.

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ANNEX A:

DRAWDOWN/ROLLOVER NOTICE

Date	:

To	:	RHB Bank Berhad
90 Cecil Street
RHB Bank Building #03-00
Singapore 069531

Attention	:

* Revolving Credit Facility (“RCF”) / Term Loan Facility (“TL”) up to [●]

We refer to the above and the Facility Letter between (1) ourselves as the Borrower and (2) yourself as the Bank. Unless otherwise specifically stated herein, words and expressions as defined in the Facility Letter shall have the same meanings when used or referred to herein.

We hereby:

1.	give you notice that we wish to make a * drawdown/rollover on the *[RCF/TL] as follows:

(i) Amount:

(ii) Date of drawdown/rollover: [business day only]

(iii) Interest Period:

(iv) Drawdown to be in favour of:

(v) Account details of payee:

2.	represent and warrant to you that:

(i)	the representations and warranties stated in the Bank’s Standard Terms and Conditions Governing Banking Facilities (“Standard Terms”) are true and accurate as al today’s date;

(ii)	no Event of Default as stated in the Standard Terms hereof and no event which with the giving of notice or the lapse of time or both has occurred and is continuing as at the date hereof or has occurred and is continuing or will have occurred on the date requested herein on which the *[Drawdown/Rollover] is to be made;

Authorised Signatory	Authorised Signatory
Name:	Name:
* delete where appropriate

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PART D:

ACCEPTANCE

To: RHB Bank

1.	We hereby accept your offer of Banking Facilities and acknowledge receipt of a copy of the Standard Terms and Conditions Governing Banking Facilities (“Standard Terms”).

2.	By accepting your above offer of the Banking Facilities, we confirm that we have read and fully understand and agree to the Standard Terms.

3.	We hereby consent to the Bank’s disclosure of any information whatsoever concerning any matter or transaction in relation to any Banking Facilities from time to time granted by the Bank, any security relating thereto and any information whatsoever regarding our accounts or affairs in accordance with the Bank’s right of disclosure provided in this Facility Letter and the Standard Terms.

4.	We declare that the Company, our directors and shareholders are not related to any employees or directors of RI IB Bank Berhad or related to any of the RHB Banking Group.

5.	We enclose herewith a certified true extract of our Board Resolutions accepting the above offer as well as an up to date copy of our Constitution, certified as a time copy, where applicable.

6.	Our solicitor is________________________________________________________________.

For and on behalf of Premium Catering Private Ltd.

/s/ Gao Lianquan
Signature		Signature
Name:	Gao Lianquan	Name:
Designation:	Director	Designation:
Date :		Date :

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CONFIRMATION BY THIRD PARTY SECURITY PROVIDERS

To: RIIB Bank

Each of the undersigned hereby acknowledges and consents to the terms of this Facility Letter and all Previous Facility Letters (if any), and confirms that the obligations under any guarantee and/or security provided or to be provided in favour of the Bank will be in full force and effect and are not and will not be affected, discharged or varied by the execution of this Facility Letter, and shall extend in all respects to the obligations of the Borrower(s) under this Facility Letter.

We hereby confirm that the representations and warranties stated in the Bank’s Standard Terms are true in all material respects as they refer to us, by reference to the facts and circumstances existing on the date of hereof The undertakings specified therein shall remain in force and binding on us from the date of the Borrower’s acceptance of the Facility Letter for so long as any amount is outstanding under the Facility Letter.

/s/ Gao Lianquan		/s/ Tong Teck Chye (Dong Decai)
Signature		Signature
Signed by:	Gao Lianquan	Signed by:	Tong Teck Chye (Dong Decai)
Date :		Date :

/s/ Liu Sijian
Signature
Signed by:	Liu Sijian
Date :

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